RELEASE AND TERMINATION AGREEMENT


                  This Release and Termination Agreement ("Agreement"), dated this 8th day of August, 1996, by and between Enteractive, Inc. (the "Company"), a Delaware corporation, and John Ramo ("Ramo").

                              W I T N E S S E T H:

                  WHEREAS, Ramo and the Company are parties to an Employment Agreement, dated as of July 15, 1992, as amended from time to time (the "Employment Agreement"), which by its terms expires on October 20, 1997; and

                  WHEREAS, Ramo and the Company have determined that it is in their mutual interests for Ramo's employment with the Company to end at this time, and for the parties to agree to certain other arrangements among themselves as set forth herein;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. RESIGNATION.  Ramo hereby resigns all appointments he holds with the Company as a director, officer, employee, member of any committee of the board of directors or trustee of an employee benefit plan. Ramo will submit a letter of resignation in the form attached hereto as Exhibit A upon signing this Agreement, which resignation shall be effective upon the Effective Date of this Agreement as set forth in Section 10 hereof. Ramo understands and agrees that his active employment with the Company concluded on July 16, 1996, that the Employment Agreement is hereby terminated in its entirety, including Section 4 thereof which shall not survive termination of Ramo's employment, and that effective July 16, 1996, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company. At or prior to the Closing (as hereinafter defined), Ramo shall deliver his Company provided car to the
Company, along with all keys, the registration, insurance and other documentation pertaining to the car. Should Ramo desire to purchase the car, the Company agrees to provide its reasonable assistance to Ramo to document such purchase at or in advance of the Closing.

                  2. EXTENDED SALARY PAYMENT. Within three (3) business days of the Effective Date, at a time, date and place mutually convenient to Ramo and the Company (the "Closing"), the Company shall pay Ramo by certified check a lump sum of $132,461.54, less all applicable federal, state and local withholding taxes, which amount represents Ramo's salary under the Employment Agreement through its expiration date of October 20, 1997. Ramo accepts the foregoing in full satisfaction of any and all amounts Ramo may claim as compensation from the Company, including, without limitation, salary, bonuses and vacation pay.

                  3. PREPAYMENTS OF PROMISSORY NOTE. At the Closing, the Company shall make a prepayment to Ramo pursuant to the Stock Purchase Agreement and that certain promissory note from the Company to Ramo of May 21, 1996 in the principal amount of $210,180 (the "Note") in accordance with the provisions of this Section 3. At the Closing, Ramo shall surrender the Note to the Company and upon surrender, the Company (i) shall make a prepayment to Ramo by certified check in an amount equal to $52,545 (being a sum equal to 50 percent of the payment that would otherwise be due to Ramo under the Stock Purchase Agreement and the Note on May 21, 1997), along with interest accrued through the date of payment and (ii) shall issue a substitute promissory note to Ramo in the principal amount of $157,634 and in the form annexed hereto as Exhibit B (the "New Note"). Payment of the amount set forth in clause (i) of the preceding sentence and payments under the New Note shall constitute full satisfaction of the Company's obligations to Ramo under the Stock Purchase Agreement and the New Note.

                  4.       ASSIGNMENT OF NAME.

                           a.      On May 21, 1998, or at an earlier time at the
Company's sole option, the Company shall assign all of its right, title and interest in the name and trademark "Sonic Images", U.S. Reg. No. 1,811,157 (the "Mark") to Ramo, together with all goodwill associated therewith, and all rights to causes of action that accrue following assignment and all remedies related thereto (provided, however, that the Company shall maintain the sole right, subject to subsection b, below, to sue for past infringements or violations of rights associated with the foregoing), and any and all other rights and interests arising out of, in connection with, or in relation to the Mark. The Company agrees that it shall, at the time of assignment, provide Ramo with such documentation as is reasonably necessary to effect said assignment. Prior to assignment, the Company shall use commercially reasonable efforts to prevent the registration of the Mark from lapsing or prevent the Mark from being abandoned.

                           b.       The Company and Ramo each agree to give the
other prompt written notice of any prohibited use by a third party or parties of the Mark, and the Company shall be offered the option of maintaining such actions or proceedings as are appropriate in connection with such prohibited activities. In the event the Company elects to prosecute such an action or proceeding, all legal and related costs shall be borne by the Company, and the Company will receive any damages as are awarded in the action or proceeding. In the event the Company elects not to prosecute such an action or proceeding, Ramo may elect to do so at his expense, in which case all damages and costs awarded and/or imposed therein shall inure to Ramo and/or shall be Ramo's responsibility. The Company and Ramo agree to cooperate in any action or proceeding described herein including, in the case of the Company, its provision of its consent to be named as a sole complainant or co-complainant in such an action or proceeding.

                  5. SHAREHOLDERS AGREEMENT. At the Closing, the parties shall execute a termination of the Shareholders Agreements between and among the Company, Ramo, Jolie Barbiere, Zenon Slawinski, Michael Alford and Andrew Gyenes in the form annexed hereto as Exhibit C.

                  6.       RELEASES.

                           a.       RELEASE BY RAMO.

                                    (1)     In consideration of the payments and
         benefits described in the preceding Sections of this Agreement, Ramo hereby voluntarily, knowingly and willingly releases and forever discharges the Company, its subsidiaries and affiliates, together with their respective officers, directors, shareholders, employees and agents, and each of their predecessors, successors and assigns (collectively the "Releasees"), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against them Ramo or his executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, event, cause or thing whatsoever arising, or any fact or state of facts in existence, known or unknown, up to and including the Effective Date of this Agreement.

                                    (2)  By   signing   this   Agreement,   Ramo
         represents that he has not commenced any proceeding against the Company in any forum (administrative or judicial) concerning his employment or the termination thereof or any other matter arising out of his relationship to the Company or any Releasee or any agreement to which he and the Company or any Releasee are parties, and that he will not do so in the future. Ramo further agrees that he will not seek or be entitled to any award of equitable or monetary relief in any proceeding of any nature brought on his behalf arising out of any of the matters released by this Section 6, and that he will not finance, encourage or assist any other person or entity in bringing any proceeding which Ramo would be prohibited from bringing under this Section 6.

                                    (3) This  release by Ramo  includes,  but is
         not limited to, any rights or claims (x) relating in any way to Ramo's employment relationship with the Company, or the termination thereof; (y) arising in any way pursuant to or in connection with any other agreement to which Ramo and the Company or any Releasee are parties or as a result of or in connection with any other relationship Ramo has had or currently has with the Company or any Releasee, including his relationship as a director or shareholder of the Company or its predecessors; or (z) arising under any statute, including the federal Age Discrimination in Employment Act (the "ADEA), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the District of Columbia Human Rights Law, the Virginia Human Rights Act, the New York State and City Human Rights Laws or any other federal, state or local law.

                                    (4) This  Agreement will serve as a complete
         defense to any action that Ramo may bring against the Company or any of the Releasees arising out of any matter released hereby. Should Ramo bring any such action, he shall indemnify the Company for the costs of defense thereof (including attorneys' fees) and for any consequent damages.

                           b.       RELEASE BY THE COMPANY.

                                    (1) In  consideration of Ramo's execution of
this Agreement, the Company hereby voluntarily, knowingly and willingly releases and forever discharges Ramo and his heirs, administrators, successors and assigns (collectively, the "Ramo Releasees") from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against them the Company or its successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, event, cause or thing whatsoever arising, or any fact or state of facts of existence, known or unknown, up to and including the Effective Date of this Agreement.

                                    (2) By signing this  Agreement,  the Company
represents that it has not commenced any proceedings against Ramo in any forum (administrative or judicial) concerning his employment or the termination thereof or any other matter arising out of his relationship to the Company or any agreement to which he and the Company are parties, and that it will not do so in the future. The Company further agrees that it will not seek or be entitled to any award of equitable or monetary relief in any proceeding of any nature brought on its behalf arising out of any of the matters released by this
Section 6, and that it will not finance, encourage or assist any other person or entity in bringing any proceeding which the Company would be prohibited from bringing under this Section 6.


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
                                    (3) This  release by the  Company  includes,
but is not limited to, any rights or claims (x) relating in any way to Ramo's employment relationship with the Company, or the termination thereof; or (y) arising in any way pursuant to or in connection with any other agreement to which Ramo and the Company are parties or as a result of or in connection with any other relationship Ramo has had or currently has with the Company, including his relationship as a director or shareholder of the Company or its predecessors.

                                    (4) This  Agreement will serve as a complete
defense to any action that the Company may bring against Ramo or any of the Ramo Releasees arising out of any matter released hereby. Should the Company bring any such action, it shall indemnify Ramo for the costs of defense thereof (including attorneys' fees) and for any consequent damages.

                           c. MATTERS NOT RELEASED.  The releases by the parties
set forth above shall not be construed to prohibit either party from commencing an action: (1) to enforce this Agreement; or (2) to the extent the event(s), fact(s) or state of facts giving rise to the claim or cause of action occurs or comes into existence after the date of this Agreement, including claims so arising under the terms of any agreement between the parties which remains in effect.

                  7.       CONFIDENTIALITY, NON-COMPETITION AND NON-
SOLICITATION.

                           a.       Ramo represents that he has returned or will
immediately return to the Company all "Company Information," including, without limitation, mailing lists, reports, files, memoranda, records and software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property that he received or prepared or helped to prepare in connection with his employment with the Company, and that he will not retain any copies, duplicates, reproductions, notes, excerpts or abstracts thereof. In the event Ramo hereafter discovers any Company Information in his possession, he agrees to immediately return such material or materials to the Company. Should Ramo be uncertain as to whether any material or materials in his possession constitute Company information, he agrees to submit a written list thereof to the Company and make such material or materials available for inspection by the Company, and Ramo shall abide by the Company's reasonable designation of such materials as Company Information. Ramo shall be permitted to retain a copy of his personal rolodex which is on the Company's computer system and copies of certain Sonic Images files designated by Ramo and subject to review by the Company, and provided that at least one copy of each of the foregoing is left with the Company. In addition to the foregoing, "Company Information" as used in this Agreement means

(i) confidential information of the Company or any of the Releasees, including, without limitation, information received from the Company or from third parties under confidential conditions, (ii) all information related to the Company's projects, including the ideas listed on Exhibit D hereto, and (iii) other technical, business or financial information or trade secrets, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company or any of the Releasees.

                           b. Ramo and the  Company  agree that in the course of
his employment with the Company, Ramo acquired Company Information as defined in
Section 7.a. Ramo agrees that such Company Information has been disclosed to him in confidence and for the use only of the Company. Ramo acknowledges that he has no ownership right or interest in any Company Information used or developed during the course of his employment. Ramo agrees (i) that he will keep such Company Information confidential at all times after his employment with the Company, and (ii) that he will not make use of Company Information on his own behalf or on behalf of any third party.

                           c.  Ramo  agrees  that in the event he  receives  any
request or demand for information concerning the Company or any of the Releasees from any third party, including any subpoena or demand for discovery, he shall notify an officer of the Company immediately upon receipt of such a request or demand. Ramo agrees to cooperate with any effort by the Company, at its expense, to lawfully oppose, limit or quash any such subpoena, request or demand for information.

                           d. Ramo agrees that until May 21, 1998, he shall not,
whether as an owner, partner, shareholder, officer, director, employee, consultant or in any other capacity, develop or market, or participate in the development or marketing of "Competitive Products." For purposes of this Agreement, a Competitive Product means a CD-ROM product that: (i) competes in concept or theme with products of the Company or the Releasees that he has worked on directly or that are marketed, sold, or offered for sale by the Company within six (6) months following his departure, and on which he worked on directly; or (ii) is or could reasonably be construed to have been developed or marketed by use of Company Information. This clause shall not otherwise prevent Ramo from competing with the Company, or from working for an employer offering Competitive Products provided, in the latter instance, that Ramo provides an undertaking satisfactory to the Company that: (x) he will not participate in the development or marketing, or management of the development or marketing, of such Competitive products; and (y) he has informed such employer of his obligations under this Section 7.

                           e.       Ramo agrees that until May 21, 1998, he will
not, without the Company's express written consent, solicit for employment on his own behalf or on behalf of a third party any person who was an employee of the Company or any of the Releasees on the date of this Agreement, or enter into a business venture with any such person. This Section 7.e. shall not apply to solicitation of Jolie Barbiere for employment. This Section 7.e. shall not restrict the ability of any future employer of Ramo to solicit any employee of the Company or a Releasee, or enter into a business venture with any such person, so long as Ramo is not involved directly or indirectly in the solicitation.

                           f. Ramo  acknowledges  and  agrees  that the  Company
Information constitutes a legitimate, protectible interest of the Company. Ramo further acknowledges that, in light of his exposure to Company Information and the uniqueness of his services to the Company, the restrictions contained in this Section 7 are reasonable and necessary to protect the Company's business and goodwill, and that a violation of this Section 7 are reasonable and necessary to protect the Company's business and goodwill, and that a violation of this Section 7 would cause irreparable damage to the Company. The parties agree that any violation of this Paragraph 7 shall be a material breach entitling the non-breaching party to recover $20,000.00 or the actual damages sustained by reason of the breach, whichever is higher, and to obtain injunctive relief without the necessity of posting any bond or security, in either case without otherwise affecting any other rights or remedies available to the aggrieved party at common law or otherwise.

                  8. NON-DISPARAGEMENT. Both parties agree that they will not make, or cause to be made, any statements, observations or opinions, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the business, reputation or financial condition of the other and, in the case of Ramo, the business, reputation or financial condition of any of the Releasees.

                  9. CONFIDENTIALITY OF AGREEMENT. The parties agree that they will maintain the terms of this Agreement completely confidential, subject only to disclosure to their respective attorneys or tax advisors; in the case of Ramo, members of his immediate family; in the case of the Company, as required in connection with financial and other mandated public disclosures; and by either party for purposes of enforcement hereof or as required by law.

                  10.      REVIEW AND CONSIDERATION OF AGREEMENT.

                           a. The Company hereby advises,  and Ramo acknowledges
that the Company has advised him in writing to consult with an attorney of his choice prior to signing this

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
Agreement, and that he has availed himself of that right or voluntarily chosen not to do so. Ramo acknowledges that he understands and agrees that the Company is under no obligation to offer to him the various payments and other benefits set forth in Sections 2 through 4 (including the acceleration of payments under the Stock Purchase Agreement and Note), that he is under no obligation to consent to the release set forth in Section 6 and that he has entered into this Agreement freely, knowingly and voluntarily.

                           b.       Ramo shall have at least 21 days to consider
the terms of this Agreement, although he may sign and return it sooner if he wishes.

                           c.       Ramo shall have seven (7) days from the date
of execution of this Agreement to revoke his consent to waiver of claims under the ADEA. If Ramo determines to revoke his consent to waiver of claims under the ADEA, he shall give written notice to the Company at 110 West 40th Street, Suite 2100, New York, New York 10018, attention Mr. Gyenes, prior to expiration of such seven (7) day period. Provided that Ramo has not revoked his consent to waiver of claims under the ADEA, this Agreement shall become effective in all respects upon expiration of the revocation period (the "Effective Date").

                           d.       In the event Ramo does revoke his consent to
waiver of claims under the ADEA, Ramo agrees that upon such revocation, at the Company's sole option: (i) the Agreement shall become effective as to all matters other than Ramo's waiver of claims under the ADEA, and in such instance, the payment under Section 2 shall be reduced by half, and all payments under the Stock Purchase Agreement and the Note shall be made on their previously scheduled due dates, without regard to Section 3 hereof, which Section shall be considered null and void and of no further force or effect; or (ii) this Agreement shall be null and void in its entirety. In the event of revocation as set forth herein, the Company shall notify Ramo of the Company's election of (i) or (ii) above within three (3) business days of receipt of notice of revocation. In the event the Company makes election (i) above, the date on which the Company so notifies Ramo shall be the Effective Date of this Agreement.

                  11. COBRA ELECTION/PENSION. Ramo will receive the opportunity to elect continued medical coverage for himself and eligible dependents in accordance with the terms of the Company's medical plans and applicable law, details of which will be provided separately. Further, this Agreement does not alter or affect Ramo's vested benefits under the Company's 401(k) plan, which benefits shall be paid in accordance with said plan.

                  12. COMPLETE AGREEMENT. Except to the extent otherwise set forth expressly herein, the terms set forth in this

Agreement and attachments hereto constitute the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified other than in a writing signed by Ramo and the Company. This Agreement supersedes all prior agreements and understandings between the parties concerning the subject matter hereof, including, without limitation, the Employment Agreement. This Agreement shall be binding upon the parties hereto and inure to the benefit of their successors and permitted assigns. The Agreement may not be assigned by Ramo without the prior written consent of the Company.

                  13. SEVERABILITY. In the event any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

                  14. GOVERNING LAW. This Agreement will be governed by the laws of the State of New York, without reference to its choice of law rules. Ramo agrees that any action or proceeding arising out of or relating to this Agreement shall be determined by the federal or state courts sitting in the State, City and County of New York. Ramo expressly consents to the personal jurisdiction of such courts for the purposes set forth herein.

                  15. NOTICES. Any notices, transmittals, or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent by next day delivery service, personal delivery, facsimile or certified or registered mail, postage prepaid, addressed as follows:

                           If to the Company, to:

                           Enteractive, Inc.
                           110 West 40th Street, Suite 2100
                           New York, New York 10018
                           Attn: Chief Executive Officer

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom
                           1440 New York Avenue, N.W.
                           Washington, D.C. 20005
                           Attn: Marcia R. Nirenstein, Esq.

                           If to Ramo, to:


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
                           John Ramo
                           1237 Providence Terrace
                           McLean, Virginia 22101

                           with a copy to:

                           Berliner Corcoran & Rowe
                           1101 17th Street, N.W.
                           Suite 1100
                           Washington, D.C. 20036
                           Attn: Wayne Rusch, Esq.

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so dispatched, delivered, or mailed; provided, however, that any notice or communication changing any of the addresses set forth shall be effective and deemed given only upon its receipt.

                  16. SECTION HEADINGS. The section headings used in this Agreement are for convenience only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  17. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts, each of which shall be one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                       ENTERACTIVE, INC.

                                       By: /s/
                                           -------------------------

/s/                                    Name:________________________
- --------------------------
         John Ramo
                                       Title:_______________________









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